CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Baring China Fund:

We consent to the use in this Registration Statement of Oppenheimer Baring
China Fund, of our report dated January 11, 2007, included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the heading "Independent Registered Public
Accounting Firm" appearing in the Statement of Additional Information.

                              /s/ KPMG LLP
                              KPMG LLP

Denver, Colorado
January 11, 2007